Exhibit 99.1

Kairos Pharma Closing of $6.2 Million Initial Public Offering

LOS ANGELES – September 17, 2024 – Kairos Pharma, Ltd. (“Kairos Pharma” or the “Company”) (NYSE American: KAPA), a clinical stage biopharmaceutical company developing cancer therapeutics designed to reverse cancer drug resistance and immune suppression, announces that it has closed its initial public offering of 1,550,000 shares of common stock at an offering price of $4.00 per share. The gross proceeds to the Company from the offering were $6,200,000, before deducting underwriting discounts and commissions and other offering expenses. The Company’s common stock began trading on the NYSE American LLC on September 16, 2024 under the symbol “KAPA.”

The Company intends to use the net proceeds from the offering to fund its Phase 1 trial in lung cancer and Phase 2 trial in prostate cancer for its lead product candidate ENV 105, designed to reverse resistance to cancer drugs. The proceeds will also advance preclinical candidates, including KROS 101, a small molecule agonist for the GITR ligand, designed to promote T cell growth and cytotoxic function against cancer.

The Company has granted to the underwriters a 45-day option to purchase up to an additional 232,500 shares of common stock at the public offering price of $4.00 per share, less underwriting discounts and commissions.

Boustead Securities, LLC acted as lead managing underwriter for the offering, and EF Hutton LLC and Sutter Securities, Inc. acted as co-managing underwriters for the offering.

Dorsey & Whitney LLP served as counsel to the Company and Olshan Frome Wolosky LLP served as counsel to the underwriters.

A registration statement on Form S-1 (File No. 333-274805) relating to the offering was declared effective by the Securities and Exchange Commission (the “SEC”) on September 16, 2024. The offering is being made only by means of a prospectus. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by emailing offerings@boustead1828.com or by calling 1-949-502-4408 or by standard mail to Boustead Securities, LLC, Attention: Equity Capital Markets, 6 Venture, Suite 395, Irvine, California 92618.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kairos Pharma

Based in Los Angeles, California, Kairos Pharma, Ltd. is a clinical-stage biopharmaceutical company focused on developing a diversified pipeline of cutting-edge oncology therapeutics born from structural biology to reverse cancer drug resistance and the inhibitory effects of cancer on the immune system. The Company is advancing its portfolio of innovative drug candidates designed to reverse resistance and immune suppression from cancer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in the federal securities laws. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. The reader is cautioned not to rely on these forward-looking statements. If underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kairos Pharma. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including: statements regarding the use of proceeds from the sale of our shares in the offering; our success in completing newly initiated clinical trials, commence new trials, and obtain regulatory approval following the conclusion of such trials; challenges and uncertainties inherent in product research and development; and the uncertainty regarding future commercial success. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us, including those described in Kairos Pharma’s prospectus filed with the SEC. We are not obligated to publicly update or revise any forward-looking statement, and Kairos Pharma is not required to update any forward-looking statement as a result of new information or future events or developments, except as required by U.S. federal securities laws.

Contact:

CORE IR

Louie Toma

investors@kairospharma.com